UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2024

Magellan Gold Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54658	27-3566922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification number)

602 Cedar Street, Suite 205 Wallace, Idaho	83873
(Address of principal executive offices)	(Zip Code)

(208) 556-1600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2024, Magellan Gold Corporation, a Nevada corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Gold Express Mines, Inc., a Nevada corporation (“GEM”), pursuant to which, among other things (i) the Company agreed to purchase certain mineral assets owned and controlled by GEM for a purchase price equal to 5,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and (ii) GEM agreed to assign to the Company a certain lease for mineral properties (the “Cuprum Lease”) for a purchase price of 500,000 shares of Common Stock (collectively, the “Transactions”).

The Purchase Agreement contains representations, warranties and covenants customary for a transaction of this size and nature.

The Company expects the closing of the Transactions to occur no later than January 31, 2024, subject to certain closing conditions, including, but not limited to, (i) GEM delivering a quitclaim deed transferring the unpatented mining claims; and (ii) GEM receiving all required consents to transfer Cuprum Lease.

The foregoing description of the Purchase Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference, to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement contains representations and warranties made by the parties as of specific dates and solely for their benefit. The representations and warranties reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s shareholders or any other person or entity other than the parties to the Purchase Agreement and, in certain cases, represent allocation decisions among the parties and are modified or qualified by correspondence or confidential disclosures made between the parties in connection with the negotiation of the Purchase Agreement (which disclosures are not reflected in the Purchase Agreement itself, may not be true as of any date other than the date made, or may apply standards of materiality in a way that is different from what may be viewed as material by shareholders). Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and shareholders should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated January 7, 2024, by and between Magellan Gold Corporation and Gold Express Mines, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

Except for the historical matters contained herein, statements in this Current Report on Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, those relating to the proposed Transactions described in this Current Report on Form 8-K, including that the potential benefits of the proposed Transactions may not be realized to the extent anticipated or at all, integration risks, and the risk that the conditions to closing the proposed Transactions may not be satisfied and that the proposed Transactions may not otherwise be consummated when expected, in accordance with the contemplated terms, or at all, and the risks related to the Company’s operations, results, financial condition and growth strategy. Reference is also made to other economic, competitive, governmental, technological and other risks and factors discussed in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on July 17, 2023, as amended by its Annual Report on Form 10-K/A for the year ended December 31, 2022 filed with the SEC on July 18, 2023. Many of these risks and factors are beyond the Company’s control. In addition, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. Any forward-looking statements relating to the proposed Transactions are based on the Company’s current expectations, assumptions, estimates and projections and involve significant risks and uncertainties, including the many variables that may impact or are related to consummation of the Transactions. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGELLAN GOLD CORPORATION

Date: January 11, 2024	By:	/s/ Michael Lavigne
	Name:	Michael Lavigne
	Title:	Chief Executive Officer

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